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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Hilton Hotels Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated February 14, 1997 included in Hilton Hotels Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.




                                                ARTHUR ANDERSEN LLP

Los Angeles, California
December 3, 1997